UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2013

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held an annual meeting of shareholders on June 12, 2013. The proposals presented at the annual meeting are described in detail in the Proxy Statement. The vote results detailed below represent final results as certified by the independent Inspector of Elections. At the meeting, the Company’s shareholders voted on the following proposals as follows:

Proposal 1 Election of Directors

Shareholders approved the election of the following individuals as Directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Mark J. Bonney	31,703,152	217,328	18,955,907
Michael E. Dailey	31,815,006	105,474	18,955,907
Taher A. Elgamal	31,483,992	436,488	18,955,907
Robert C. Hausmann	31,814,919	105,561	18,955,907
Maribess L. Miller	31,487,822	432,658	18,955,907
Antonio R. Sanchez III	31,809,954	110,526	18,955,907
Richard D. Spurr	31,783,831	136,649	18,955,907

Proposal 2 Ratification of auditors

Shareholders ratified the selection of Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for 2013.

For	Against	Abstain	Broker Non-votes
50,526,684	291,437	58,266	0

Proposal 3 “Say on Pay”

Shareholders approved the following resolution: “Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

For	Against	Abstain	Broker Non-votes
22,182,565	9,648,750	89,165	18,955,907

Consistent with the shareholders’ advisory vote on “Say When on Pay” at the 2011 annual meeting of the shareholders of the Company held on June 8, 2011, the Board of Directors of the Company intends to hold future shareholder advisory votes on executive compensation annually until the next required vote on the frequency of shareholder votes on executive compensation, which will occur at the 2017 annual meeting of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: June 13, 2013	By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

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